Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended 2001 Stock Option Plan of Cardiome Pharma Corp. of our report dated February 10, 2006 with respect to the consolidated financial statements of Cardiome Pharma Corp., incorporated by reference in its Annual Report (Form 40-F) for the year ended December 31, 2005, filed with the Securities and Exchange Commission and included in its Report of Foreign Issuer (Form 6-K) furnished to the Securities and Exchange Commission.

Vancouver, Canada September 14, 2007	/s/ Ernst & Young LLP Chartered Accountants